SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF

A CORPORATION DESIGNATED TO ACT AS TRUSTEE

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CHECK IF APPLICATION TO DETERMINE ELIGIBILITY OF

A TRUSTEE PURSUANT TO SECTION 305(b)(2)

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KING TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

N.A.

(State of incorporation if not a national bank)

8050 SPRING ARBOR ROAD

P.O. BOX 580

SPRING ARBOR, MICHIGAN

(Address of principal executive offices)

38-3438191

(I.R.S. employer identification No.)

49283

(Zip Code) MARK S. OLSON

PRESIDENT/CEO

8050 SPRING ARBOR ROAD

P.O. BOX 580

SPRING ARBOR, MICHIGAN 49283

(517) 750-2727

MINISTRY PARTNERS INVESTMENT CORPORATION

(Exact name of obligor as specified in its charter)

CALIFORNIA

(State or other jurisdiction of incorporation or organization

955 WEST IMPERIAL HIGHWAY

BREA, CALIFORNIA

(Address of principal executive offices)

30-0489154

(I.R.S. employer identification No.)

92821

(Zip Code) ALPHA CLASS NOTES

LIST OF EXHIBITS

EXHIBIT 1 - A copy of the Articles of Association of the Trustee dated November 13, 1998 and each Certificate of Amendment thereto. To be filed by amendment

EXHIBIT 2 - A copy of the Certification of the Comptroller of the Currency dated January 4, 1999 certifying that the Trustee is authorized to act in all fiduciary capacities permitted by the statutes of the United States (authorization to act as federally chartered bank)

EXHIBIT 3 - None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2

EXHIBIT 4 - A copy of the existing By-Laws of the Trustee. To be filed by amendment

EXHIBIT 5 - Not Applicable

EXHIBIT 6 - The consent of the Trustee required by Section 321(b) of the Act.

EXHIBIT 7 - A copy of the Trustee's Consolidated Reports of Condition and Income for Bank with Domestic Offices Only - FFIEC 041 at the Close of Business September 30, 2004. To be filed by amendment.

EXHIBIT 8 - Not Applicable

EXHIBIT 9 - Not Applicable

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, King Trust Company, N.A., a National Association organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Spring Arbor and State of Michigan, on the 20th day of January, 2005.

KING TRUST COMPANY, N.A.

STATE OF MICHIGAN ) By: /s/ Mark S. Olson

) SS Mark S. Olson

COUNTY OF JACKSON ) President and Chief Executive Officer

Acknowledged before me in Jackson County, Michigan, on January 20, 2005, by Mark S. Olson

/s/ Sarah J. Granger

Sarah J. Granger

Notary Public, Acting in Jackson County

EXHIBIT 2 - A copy of the Certification of the Comptroller of the Currency dated January 4, 1999 certifying that the Trustee is authorized to act in all fiduciary capacities permitted by the statutes of the United States (authorization to act as federally chartered bank)

Comptroller of the Currency

Administration of National Banks

Washington, D.C. 20219

Comptroller of the Currency

Treasury Department of the United States

Washington, D.C.

WHEREAS, King Trust Company, National Association, located in Spring Arbor, Michigan, being a national banking association, organized under the statutes of the United States, has made application for authority to act as fiduciary;

AND WHEREAS, applicable provisions of the statutes of the United States authorize the grant of such authority.

NOW THEREFORE, I hereby certify that the said association is authorized to act in all fiduciary capacities permitted by such statutes

IN TESTIMONY WHEREOF, witness my

signature and seal of the OCC

this 4th day of January, 1999

/s/ David J. Rogers

David J. Rogers

Licensing Manager

CHARTER NUMBER

23706

Comptroller of the Currency

Administrator of National Banks

Central District

One Financial Place, Suite 2700

440 South LaSalle Street

Chicago, Illinois 60605

January 4, 1999

Dr. Stanley B. Thompson, President

King Trust Company, N.A.

8050 Spring Arbor Road

P.O. Box 580

Spring Arbor, Michigan 49283

Re: King Trust Company, National Association, Spring Arbor, Michigan

(OCC Control No. 98-CE-01-006)

Dear Dr. Thompson:

The Office of the Comptroller of the Currency (OCC) has found that you have met all conditions imposed by the OCC and completed all steps necessary to commence business as a national bank. Specifically, you have met all the requirements stated in the October 22, 1998 preliminary conditional approval letter.

You are authorized to open King Trust Company, National Association, on January 4, 1999. A trust powers permit is enclosed. A certificate of authorization to commence business as a national banking association will be mailed to you at a later date.

You are reminded that the conditions of the October 22, 1998 preliminary conditional approval letter will continue to apply once the bank opens and by opening, you are agreeing to subject your association to these conditions of operation. Some of the conditions bear reiteration here:

  The bank shall maintain a minimum of $2 million in Tier 1 capital at all times.

  For a period of two years after the bank has been opened for business, the District Deputy Comptroller must review and have no objection to any new executive officer or director prior to that person assuming such position. The proposed individual may not assume the position until the OCC has issued a letter of no objection.

  The bank must ensure that internal systems will be year 2000 compliant. It also must perform

Page Two

January 4, 1998

Dr. Stanley B. Thompson, President

King Trust Company, N.A.

Spring Arbor, Michigan

due diligence to ensure that any third-party data processing services or purchased applications or systems from software vendors will be year 2000 compliant.

  The board of directors is responsible for regular review and modification of policies and procedures and for assuring continuous compliance with them. This includes maintenance of an internal control system that ensures ongoing compliance with the currency reporting and record keeping requirements of the Bank Security Act (BSA). The board is expected to train its personnel in BSA procedures and designate one person or a group to monitor day-to-day compliance.

On behalf of the OCC, welcome to the national banking system. The ongoing supervision of your institution will be the responsibility of the Detroit Field Office. Should you have any further questions, please contact Assistant Deputy Comptroller Kenneth Myers at (248) 355-1110.

Sincerely,

/s/ David J. Rogers

David J. Rogers

Licensing Manager

EXHIBIT 6 - The consent of the Trustee required by Section 321(b) of the Act.

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

King Trust Company, N.A. is trustee (the "Trustee") under the Alpha Class Notes Loan and Trust Agreement, as supplemented and amended, between Ministry Partners Investment Corporation, a California corporation (or a predecessor thereof), as obligor (the "Company"), and the Trustee, entered into in connection with the issuance of the Company's Debt Securities.

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned hereby consents that reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

KING TRUST COMPANY, N.A.

Dated: January 20 , 2005 By: /s/ Mark S. Olson

Mark S. Olson

STATE OF MICHIGAN )

) SS

COUNTY OF JACKSON )

Acknowledged before me in Jackson County, Michigan, on January 20, 2005 by Mark S. Olson.

/s/ Sarah J. Granger

Notary Public

Acting in Jackson County